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                                                                    EXHIBIT 99.3

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              AXA FINANCIAL, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of Common Stock, par value $.01 per share (the "Shares"), of AXA Financial, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if the procedure for delivery by book-entry transfer through The Depository Trust Company ("DTC") cannot be completed prior to the Expiration Date (as defined in the Prospectus), or (iii) if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "THE EXCHANGE OFFER--Procedure for Tendering" of the Prospectus (as defined below).

                      THE EXCHANGE AGENT FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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          BY MAIL:                 BY OVERNIGHT COURIER:            BY HAND DELIVERY:
 First Chicago Trust Company    First Chicago Trust Company    First Chicago Trust Company
         of New York                    of New York                    of New York
   Corporate Actions Dept.          40 Campanelli Drive        c/o Securities Transfer and
       P.O. Box 43026               Braintree, MA 02184          Reporting Services Inc.
  Providence, RI 02940-3026                                   100 William Street--Galleria
                                                                   New York, NY 10038
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             FASCIMILE NUMBERS:
               (781) 575-4826                    FACSIMILE CONFIRMATION TELEPHONE NUMBER:
               (781) 575-4827                                 (781) 575-4816
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 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
                                FORTH ABOVE, OR
  TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION OTHER THAN AS SET
                                  FORTH ABOVE,
                     WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent's Message (as defined in "THE EXCHANGE OFFER--Procedure for Tendering" of the Prospectus) and certificates evidencing the Shares to the Exchange Agent within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.
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Ladies and Gentlemen:

    The undersigned hereby tenders to AXA, a societe anonyme organized under the laws of France, and AXA Merger Corp., a Delaware corporation and wholly owned subsidiary of AXA, upon the terms and subject to the conditions set forth in the Prospectus dated November 21, 2000 (as amended or supplemented, the "Prospectus") and the related Letter of Transmittal, including the Instructions thereto which constitute a part thereof (as amended or supplemented, the "Letter of Transmittal" which together with the Prospectus constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under "THE EXCHANGE OFFER--Procedure for Tendering" in the Prospectus.

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
Number of Shares:                                Name(s) of Record Holder(s):

Share Certificate Number(s) (if available):
                                                 Please Type or Print

                                                 Address(es)

Please check box if Shares will be tendered by
book-entry transfer through DTC: / /             Zip Code

Account Number:
                                                 Area Code and Telephone Number(s)

Date:
                                                 Signature(s) of Holder(s)

                                                 Date:
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Prospectus) in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange, Inc. trading days (as defined in the Prospectus) of the date hereof.
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                       Name of                   Authorized Signature
Firm

                         Address                 Title

                                                 Name:
                    City,                        Please Type or Print
State                    Zip Code

                                                 Dated:
             Area Code and Telephone
Number

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR
SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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